SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                                   FORM 8-K


                               CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       -------------------------------


     Date of Report (Date of earliest event reported):  September 3, 2002


                             THE KRYSTAL COMPANY
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Tennessee            000-20040                 62-0264140
      --------------     -------------------          ------------------
      (State of         (Commission File No.)         (IRS Employer
      incorporation)                                  Identification No.)


               One Union Square, Chattanooga, Tennessee  37402
        -----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (423) 757-1550
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             (Registrant's telephone number, including area code)













Item 5.  Other Events and Regulation FD Disclosure.

     On September 3, 2002, The Krystal Company (the "Company") announced that it had entered into a letter of intent with Truman Arnold Companies for the purchase and sale of substantially all of the assets of the Company's fixed based operation at Lovell Field.

Item 7.  Financial Statements and Exhibits.

       (a)    Not Applicable

       (b)    Not Applicable

       (c)    Exhibits

       No.    Description
      ---     -----------
       99     Press Release of the Company dated September 3, 2002.







                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 4, 2002                      THE KRYSTAL COMPANY

                                       By: /s/Larry D. Bentley
                                          ---------------------------
                                          Larry D. Bentley
                                          Vice President and
                                          Chief Financial Officer
















                                EXHIBIT 99

Press Release Dated September 3, 2002

NEWS RELEASE

For Immediate Release

Krystal Agrees To Sell Aviation Subsidiary to TAC Air

Chattanooga, TN (September 3, 2002) /BusinessWire/ -- The Krystal Company and TAC Air announced today an agreement in principle whereby Krystal will sell its Krystal Aviation subsidiary to TAC Air for an undisclosed sum. TAC Air, based in Texarkana, TX, operates nine fixed-base operations (FBO) aviation facilities throughout the United States.

According to Phil Sanford, Krystal chairman and chief executive officer, "This transaction allows Krystal to better deploy its assets and management resources into our core business of operating and franchising Krystal restaurants. TAC Air already operates nine other FBO businesses and is very well respected in this industry. We are proud to bring an organization as well respected and well run as TAC Air to Chattanooga. We are confident in their ability to provide the quality and scope of service that our aviation community expects and requires."

Jim McPhaul, TAC Air aviation vice president, said the Chattanooga facility is comparable in size to TAC Air FBO at Lexington, KY (LEX). "We look forward to introducing TAC Air's customer-friendly personal service, convenience and technical skills to the Chattanooga users community."

The location includes eight hangars with 120,000 square feet of space and 44,000 of office space. It offers 31 T-hangars. Krystal Aviation has two fuel farms offering 80,000 gallons of jet aviation fuel storage, 15,000 gallons of aviation gasoline and 10,000 gallons of automobile fuel.

TAC Air is a division of Truman Arnold Companies (TAC), a national leader in petroleum marketing and distribution. Greg Arnold, president and chief operating officer of TAC said, "TAC Air is enthusiastic about this opportunity for growth in our aviation network. Chattanooga is a vibrant, growing market which geographically fits well in our network."

TAC Air (www.tacair.com) operates FBOs in Amarillo, TX (AMA), Denver, CO
(APA), Fort Smith, AR (FSM), Greenville, SC (GMU), Hartford, CT (BDL), Lexington, KY (LEX), Omaha, NE (OMA), Shreveport, LA (SHV), and Texarkana, TX
(TXK).

In addition to their aviation division, TAC also operates a network of petroleum terminals and transport trucks. Additionally, TAC's wholesale division serves a variety of customers in 48 states. TAC is a national leader in petroleum marketing and distribution, with annual volumes exceeding 1.5 billion gallons.

The Krystal Company (www.krystal.com), founded in 1932, develops, operates and franchises quick service "Krystal" restaurants throughout the Southeastern United States. The Company currently operates approximately 245 company-owned restaurants and has approximately 175 franchise locations.


Contact Information:

The Krystal Company
Larry D. Bentley
Vice President & CFO
423-757-5673

TAC Air
Cheryl May
Director of Marketing
903-794-3835